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                                                                    EXHIBIT 15





                    LETTER RE UNAUDITED FINANCIAL INFORMATION


April 22, 1999

To United HealthCare Corporation:


We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in its Registration Statements File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300, 33-75846,
33-79632, 33-79634, 33-79636, 33-79638, 33-59083, 33-59623, 33-63885,
333-01517, 333-01915, 333-02525, 333-04875, 333-04401, 333-05717, 333-05291,
333-06533, 333-25923, 333-27277, 333-44569, 333-44613, 333-45319, 333-41661,
333-45289, 333-50461 and 333-55777, its Form 10-Q/A for the quarter ended June 30, 1998, which includes our report dated August 6, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP